UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2013

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On May 23, 2013, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted an executive officer bonus plan for 2013 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for Michael H. Price, the Chairman of the Board, President and Chief Executive Officer of Mercantile, and the Chairman of the Board and Chief Executive Officer of the Bank, Robert B. Kaminski, Jr., the Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and the President, Chief Operating Officer and Secretary of the Bank, and Charles E. Christmas, the Senior Vice President, Chief Financial Officer and Treasurer of Mercantile, and the Senior Vice President and Chief Financial Officer of the Bank.

Bonuses will be paid from the bonus pool under the Executive Officer Plan only if bonuses under the 2013 Mercantile Bonus Plan for non-executive officers (the “Bank-Wide Bonus Plan”) are paid at the maximum amount established in the Bank-Wide Bonus Plan. The maximum amount that can be paid from the bonus pool under the Executive Officer Plan is $206,800.

The bonus pool under the Executive Officer Plan, if any, is based on the achievement of targets under the following 2013 metrics:

20%	Net loan growth
10%	Reduction in non-performing assets
10%	Adjustments in loan portfolio composition
10%	Return on assets
10%	Return on equity
10%	Net interest income
10%	Net interest margin
10%	Efficiency ratio
10%	Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile’s Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward the bonus pool under the Executive Officer Plan. The accumulated percentage for each individual target attained will be applied to the maximum bonus pool amount of $206,800 to determine the total amount of the bonus pool to be awarded. For example, if the first four factors are attained and the next five factors are not attained, the bonus pool under the Executive Officer Plan would be $206,800 x 50% = $103,400.

The bonus pool will be paid to each executive officer pro rata based on a uniform percentage of the executive officer’s 2013 salary (not to exceed 20% of each executive officer’s 2013 salary.)

Payments under the Executive Officer Plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Board of Directors of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2013 Mercantile Executive Officer Bonus Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas Senior Vice President, Chief Financial Officer and Treasurer

Date: May 30, 2013

Exhibit Index

Exhibit Number	Description

10.1	2013 Mercantile Executive Officer Bonus Plan

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